UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

May 3, 2010

Date of Report (Date of earliest event reported)

OWENS-ILLINOIS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9576	22-2781933
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Michael Owens Way Perrysburg, Ohio	43551-2999
(Address of principal executive offices)	(Zip Code)

(567) 336-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                          Entry into a Material Definitive Agreement.

Indenture

On May 7, 2010, Owens-Brockway Glass Container Inc. (“OB Glass”), a Delaware corporation and an indirect wholly-owned subsidiary of Owens-Illinois, Inc. (“OI Inc.”), also a Delaware corporation, completed an offering of $600,000,000 aggregate principal amount of 3.00% Exchangeable Senior Notes due 2015 (the “Notes”). In addition, the initial purchasers of the Notes have an option to purchase up to an additional $90,000,000 aggregate principal amount of Notes solely to cover over allotments, if any.  The Notes will pay interest semi-annually on June 1 and December 1 at a rate of 3.00% per annum, and will mature on June 1, 2015. The Notes were offered and sold to initial purchasers in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”).  The initial purchasers then sold the Notes to qualified institutional buyers pursuant to exemptions from registration provided by Rule 144A under the Securities Act. The Notes are governed by an Indenture dated as of May 7, 2010, by and among OB Glass, OI Inc., the guarantors party thereto and U.S. Bank National Association, as trustee, paying agent, registrar and exchange agent (the “Indenture”).  A copy of the Indenture, the terms of which are incorporated herein by reference, is attached as Exhibit 4.1 to this Current Report.

The notes are fully and unconditionally guaranteed, jointly and severally, on a senior basis by OB Glass’ indirect parent, Owens-Illinois Group, Inc. (“OI Group”), and by certain domestic subsidiaries of OI Group that guarantee other indebtedness of OB Glass or OI Group.

On and after March 1, 2015, the Notes are exchangeable at any time at the applicable exchange rate until 5:00 pm, New York City time, on the second scheduled trading day immediately preceding the maturity date. Upon exchange of a note, OB Glass will pay an amount of cash and OI Inc. will deliver a number of shares of OI Inc. common stock, if any, to the exchanging holder for each $1,000 principal amount of notes exchanged equal to the sum of the daily settlement amounts for each trading day in the applicable 20 trading day cash settlement averaging period.  The exchange rate per $1,000 principal amount of Notes initially will be 21.0642 shares of OI Inc. common stock per $1,000 principal amount of the Notes, which is equivalent to an initial exchange price per share of approximately $47.47 or an approximately 40.0% exchange premium based on the closing sale price of $33.91 per share of OI Inc. common stock on the New York Stock Exchange on May 3, 2010.  The exchange rate will be subject to adjustments in certain events but will not be adjusted for accrued interest.  In addition, following certain corporate transactions that occur prior to the maturity date, OB Glass will, in certain circumstances as described in the Indenture, increase the exchange rate for a holder who elects to exchange its Notes in connection with such a corporate transaction.

Prior to March 1, 2015, the Notes will be exchangeable only under the following circumstances: (1) during any fiscal quarter (and only during such fiscal quarter) commencing after June 30, 2010, if the last reported sale price of the common stock of OI Inc. for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on the last trading day of the immediately preceding fiscal quarter is greater than or equal to 130% of the applicable exchange price on each applicable trading day; (2) during the five business day period after any five consecutive trading day period in which the trading price per $1,000 principal amount of notes for each trading day of that measurement period was less than 98% of the product of the last reported sale price of OI Inc. common stock and the applicable exchange rate on each such trading day; (3) if OI Inc. elects to (i) distribute to all or substantially all holders of OI Inc. common stock any rights, options or warrants entitling them for a period of not more than 60 calendar days after the issuance date for such distribution to subscribe for or purchase shares of OI Inc. common stock, at a price per share less than the average of the last reported sale prices of OI Inc. common stock over the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the declaration date for such distribution, or (ii) distribute to all or substantially all holders of OI Inc. common stock, assets, debt securities or certain rights to purchase OI Inc.’s securities, which distribution has a per share value, as determined by OI Inc.’s board of directors, exceeding 10% of the last reported sale price of OI Inc. common stock on the trading day immediately preceding the declaration date for such distribution; or (4) upon occurrence of a fundamental change or a make-whole fundamental change (as such terms are defined in the Indenture).

OB Glass may not redeem the Notes prior to maturity.  If a fundamental change (as defined in the Indenture) occurs at any time, a holder will have the right, at the holder’s option, to require OB Glass to purchase all or any portion of its Notes, on a date that is not less than 20 or more than 35 business days after the date on which OB Glass notifies holders of the occurrence of the effective date for such fundamental change at a price equal to 100% of the principal amount of the Notes purchased plus accrued and unpaid interest.

Registration Rights Agreement

In connection with the issuance by OB Glass of the Notes, OB Glass and OI Inc. entered into a registration rights agreement with the several initial purchasers of the Notes, dated as of May 7, 2010 (the “Registration Rights Agreement”).  A copy of the Registration Rights Agreement, the terms of which are incorporated herein by reference, is attached as Exhibit 10.1 to this Current Report.

Pursuant to the Registration Rights Agreement, OI Inc. has agreed that it will:

(1)          file with the SEC and to use its commercially reasonable efforts to cause to become effective within 180 days of the original issuance date of the Notes, a shelf registration statement with respect to the resales of the OI Inc. common stock that may be issued upon exchange of the notes; and

(2)          use its commercially reasonable efforts to keep the shelf registration statement continuously effective under the Securities Act in order to permit the prospectus forming a part thereof to be usable by holders for a period until the earliest of such time as all of the OI Inc. common stock issuable or issued in exchange for the Notes (a) cease to be outstanding; (b) have been sold or otherwise transferred pursuant to an effective registration statement; (c) have been sold pursuant to Rule 144 under the Securities Act (or any successor provision thereto); or (d) are eligible to be freely sold pursuant to Rule 144 under the Securities Act (or any successor provision).

In lieu of filing a shelf registration statement and causing such registration statement to be declared effective as described above, OI Inc. has the option (but not the obligation) to designate, by means of an Officers’ Certificate (as defined in the Indenture), an existing automatic shelf registration statement as a shelf registration statement able to be used for resales of the OI Inc. common stock. In the event that OI Inc. exercises this option, it shall be obligated to use its commercially reasonable efforts to prepare and file a supplement to the prospectus, if necessary, to cover resales of OI Inc. common stock no later than 180 calendar days following the closing date of the offering.

The description in this Current Report of the Indenture and the Registration Rights Agreement is not intended to be a complete description of those documents, and the description is qualified in its entirety by the full text of those documents which are attached as exhibits to and incorporated by reference in this Current Report.

Item 2.03.              Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this report is incorporated in this Item 2.03 by reference.

Item 3.02.              Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this report is incorporated in this Item 3.02 by reference.

Item 9.01.              Financial Statements and Exhibits

(d)                                                                               Exhibits.

Exhibit
No.	Description
4.1

Form of Indenture, dated May 7, 2010, by and among Owens-Brockway Glass Container Inc., Owens-Illinois, Inc., the Guarantors party thereto, and U.S. Bank National Association, as trustee, paying agent, registrar and exchange agent.

10.1	Form of Registration Rights Agreement, dated May 7, 2010, by and among Owens-Brockway Glass Container Inc., Owens-Illinois, Inc. and the Initial Purchasers named therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OWENS-ILLINOIS, INC.

Date: May 7, 2010	By:	/s/ Edward C. White
	Name:	Edward C. White
	Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
No.	Description
4.1

Form of Indenture, dated May 7, 2010, by and among Owens-Brockway Glass Container Inc., Owens-Illinois, Inc., the Guarantors party thereto, and U.S. Bank National Association, as trustee, paying agent, registrar and exchange agent.

10.1	Form of Registration Rights Agreement, dated May 7, 2010, by and among Owens-Brockway Glass Container Inc., Owens-Illinois, Inc. and the Initial Purchasers named therein.